EXHIBIT 10.25



September 1, 2001



Mr. Peter Ewens
President
BioQuest International, Inc.
11217 Silverleaf Drive
Fairfax Station, VA 22039

Dear Pete:

This letter, when signed by you, will confirm that BioQuest International, Inc. has retained Adam Friedman Associates (AFA) as investor and public relations counsel commencing September 2, 2001, for a period of six months. As part of the agreement, Adam Friedman, AFA's Principal, agrees to serve as the primary contact of the account. For our services, our monthly fee will be $8,500.

Any special projects not covered by the retainer will be estimated in advance and billed at the firm's blended rate of $200/hr. The first month's fee is payable with the return of this signed agreement and future monthly fees will be billed on the first of each month and are payable upon receipt. Thirty days prior to the expiration of the contract, both parties agree to renegotiate the current financial arrangement. This agreement may be terminated by either party upon 30-day advanced written notice.

It is mutually agreed that any third party out-of-pocket expenses such as photography, printing, Business Wire distribution, messengers, FedEx's, clipping service, offset and mass mailings rebilled to you with the standard agency charge of 17.64% upon submission of supporting documentation. Telephone, Xerox, postage, travel and editorial lunches will be rebilled without markup.

You agree to indemnify and hold harmless Adam Friedman Associates from and against all losses, claims, damages, expenses or liabilities which we may incur based on information, representations, reports or data you furnish us, to the extent that such material is furnished, prepared, approved and/or used by us.

We agree to indemnify and hold harmless BioQuest International, Inc., from and against all looses, claims, damages, expenses or liabilities which BioQuest International, Inc. may incur based on information, representations, reports or data we furnish to you, to the extent that such material is furnished, prepared, approved and/or used by you.



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We are pleased to have the opportunity to serve you, and you have the assurance of our very best efforts.

                                              Cordially,


AGREED AND ACCEPTED                           By:  /s/ Adam I. Friedman
                                                  ----------------------
                                                 Adam I. Friedman
                                                 Adam Friedman Associates
                                                 Principal

By:  /s/ Peter Ewens
     -------------------------------
        Peter Ewens
        President
        BioQuest International, Inc.









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